SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Iridium Communications Inc.
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IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Iridium Communications Inc., a Delaware corporation. The meeting will be held on Tuesday, May 22, 2012 at 8:30 a.m. local time at our corporate headquarters located at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102 for the following purposes:

1.	To elect the ten members of the Board of Directors, each for a one-year term;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

3.	To approve the Iridium Communications Inc. 2012 Equity Incentive Plan;

4.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012; and

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 2, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 22, 2012 at 8:30 a.m. local time at

the offices of Iridium Communications Inc., 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders

are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=15777.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

McLean, Virginia

April 10, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

We have sent you these proxy materials because the Board of Directors of Iridium Communications Inc. (sometimes referred to as the Company or Iridium) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 10, 2012 to all stockholders of record entitled to vote at the annual meeting.

HOW DO I ATTEND THE ANNUAL MEETING?

The meeting will be held on Tuesday, May 22, 2012 at 8:30 a.m. local time at the offices of Iridium Communications Inc., 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. Directions to our offices may be found at www.iridium.com. Information on how to vote in person at the annual meeting is discussed below.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on April 2, 2012 will be entitled to vote at the annual meeting. On this record date, there were 73,205,008 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 2, 2012 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 2, 2012 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

There are four matters scheduled for a vote:

•	the election of ten directors;

•	the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission, or SEC, rules;

•	the approval of the Iridium Communications Inc. 2012 Equity Incentive Plan; and

•	the ratification of the selection by the Board of Directors of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

HOW DO I VOTE?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 21, 2012 to be counted.

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To vote through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 21, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on April 2, 2012.

WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all ten nominees for director, “For” the advisory approval of executive compensation, “For” the approval of the Iridium Communications Inc. 2012 Equity Incentive Plan and “For” the ratification of the selection by the Board of Directors of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2012. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson Inc., or Georgeson, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 11, 2012 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our Bylaws no earlier than January 22, 2013 and no later than the close of business on February 21, 2013 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. You are also advised to review our Bylaws, filed with the SEC as an exhibit to a current report on Form 8-K on September 29, 2009, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1), and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors, even if not contested, and advisory votes on executive compensation.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

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For Proposal 1, the election of directors, the ten nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withhold” will affect the outcome.

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To be approved, Proposal 2, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal 3, the approval of the Iridium Communications Inc. 2012 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal 4, the ratification of the selection by the Board of Directors of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2012, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 73,205,008 shares outstanding and entitled to vote. Thus, the holders of 36,602,505 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?

The proxy statement and annual report to stockholders are available on the Internet at the following address: http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=15777.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven directors. There are ten nominees for director this year because the Board has voted to reduce the size of our Board by one, effective at the annual meeting. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. It is our policy to invite nominees for directors to attend the annual meeting. Last year, all of our directors attended our annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The ten nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Board of Directors to believe that that nominee should continue to serve on the Board. However, each member of the Board may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Robert H. Niehaus, Age 56. Mr. Niehaus has served as a member of our Board of Directors since our inception and has served as our Chairman since September 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in September 2009. He has been the Chairman of Greenhill Capital Partners since June 2000. Mr. Niehaus has been a member of Greenhill & Co., Inc.’s management committee since the committee’s formation in January 2004. Mr. Niehaus joined Greenhill & Co., Inc. in January 2000 as a Managing Director to begin the formation of Greenhill Capital Partners. He currently serves as an Advisory Director of Greenhill & Co., Inc. and Chairman of GCP Capital Partners Holdings LLC. Prior to joining Greenhill & Co., Inc., Mr. Niehaus spent 17 years at Morgan Stanley & Co., or Morgan Stanley, where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a $2.2 billion private equity investment fund, from 1992 to 1999, and was Vice Chairman and a director of Morgan Stanley Capital Partners III, L.P., a $1.8 billion private equity investment fund, from 1994 to 1999. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus currently serves as a director of Heartland Payment Systems, Inc., or Heartland, and previously served as a director of the following publicly held companies: American Italian Pasta Company from 1992 to January 2008, Crusader Energy Group Inc. from July 2008 to July 2009, EXCO Resources Inc. from November 2004 to June 2009, Global Signal, Inc. from October 2002 until its merger with Crown Castle International Corp., or Crown Castle, in January 2007, and Crown

Castle from January 2007 to July 2007. Mr. Niehaus is a graduate of Princeton University and the Harvard Business School, from which he graduated with high distinction as a Baker Scholar. Our Board of Directors has concluded that Mr. Niehaus should serve on the Board and on the Compensation Committee based on his extensive corporate management experience, his financial expertise and his experience in working with telecommunications companies.

J. Darrel Barros, Age 51. Mr. Barros has served on our Board of Directors since September 2009. Mr. Barros has served as the President of Syndicated Communications, Inc., a private equity fund focused on media and communications, since 2006. He also has served as President of VGC, P.C., a Washington, D.C. based law firm specializing in private equity and early-stage investments, from 2003 to the present. Mr. Barros also served as a corporate and securities attorney in the venture capital practice group of DLA Piper US LLP from 1997 to 2003. He is currently Executive Chairman of Haven Media Group, LLC, a music-media company, and Chairman of Prestige Resort Properties, Inc., a resort and hospitality company. Mr. Barros is also a director of Maya Cinemas. Mr. Barros received a Bachelor of Science degree from Tufts University, a Master of Business Administration from the Amos Tuck School of Business in Dartmouth College, and a Juris Doctorate degree from the University of Michigan. Our Board of Directors has concluded that Mr. Barros should serve on the Board and on the Audit Committee based on his extensive experience in working with technology companies and his financial management experience.

Scott L. Bok, Age 52. Mr. Bok has served on our Board of Directors since our inception. He also served as our Chairman and Chief Executive Officer from our formation in November 2007 until September 2009. Separately, Mr. Bok has served as Chief Executive Officer or Co-Chief Executive Officer of Greenhill & Co., Inc., since October 2007, served as its U.S. President between January 2004 and October 2007 and has been a member of its management committee since the committee’s formation in January 2004. In addition, Mr. Bok has been a director of Greenhill & Co., Inc. since its incorporation in March 2004. Mr. Bok joined Greenhill & Co., Inc. as a Managing Director in February 1997 and served on the two-person administrative committee responsible for managing Greenhill & Co., Inc.’s operations from 2001 to 2004. Before joining Greenhill & Co., Inc., Mr. Bok was a Managing Director in the mergers, acquisitions and restructuring department of Morgan Stanley where he worked from 1986 to 1997. From 1984 to 1986, Mr. Bok practiced mergers and acquisitions and securities law in New York with Wachtell, Lipton, Rosen & Katz. Mr. Bok was previously a member of the Board of Heartland from 2001 to 2008. Mr. Bok is a graduate of the University of Pennsylvania’s Wharton School. He holds a Juris Doctorate from the University of Pennsylvania Law School. Our Board of Directors has concluded that Mr. Bok should serve on the Board and on the Nominating and Corporate Governance Committee based on his extensive corporate management experience and his financial expertise.

Thomas C. Canfield, Age 56. Mr. Canfield has served on our Board of Directors since our inception. Mr. Canfield has served as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc. since October 2007. Previously, from July 2006 to September 2007, Mr. Canfield was General Counsel of Point Blank Solutions, Inc. and prior to that, he was Chief Executive Officer and Plan Administrator for AT&T Latin America Corp. Prior to assuming those roles, Mr. Canfield was General Counsel and Secretary of AT&T Latin America Corp. following its acquisition by FirstCom Corporation. AT&T Latin America Corp. filed for bankruptcy in April 2003. Mr. Canfield became General Counsel of FirstCom in May 2000. Prior to joining FirstCom, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP, where for nine years he practiced in the areas of corporate, securities and international transactions. Mr. Canfield previously served as a member of the board of directors of Tricom SA from 2004 until 2010. Our Board of Directors has concluded that Mr. Canfield should serve on the Board and on the Audit Committee based on his management experience in the telecommunications industry and his particular familiarity with serving on the boards of technology companies.

Brigadier Gen. Peter M. Dawkins (Ret.), Age 74. Brigadier General Dawkins, U.S. Army (Retired), has served on our Board of Directors since October 2009. Gen. Dawkins has been a Senior Partner at Flintlock Capital Asset Management LLC since July 2009. Gen. Dawkins is currently a member of the advisory board of Wilmington

Trust FSB. He is also Founder and Principal of ShiningStar Capital LLC, or ShiningStar, which he founded in May 2008. Prior to founding ShiningStar, Gen. Dawkins was Vice Chairman of Global Wealth Management for Citigroup Inc., or Citigroup, from August 2007 to May 2008, Vice Chairman of the Citigroup Private Bank from 2000 to August 2007, and Executive Vice President and Vice Chairman of The Travelers Companies, Inc. during an eleven-year tenure with the firm. Previously, from 1991 to 1996, he served as Chairman and Chief Executive Officer of Primerica Financial Services, Inc., and earlier served as head of the U.S. consulting practice of Bain & Company Inc. Gen. Dawkins began his career in the private sector as head of the Public Financing Banking division of Lehman Brothers Holdings Inc. A 1959 graduate of West Point, Gen. Dawkins served in the U.S. Army for 24 years. He was promoted to Brigadier General in 1981. Gen. Dawkins holds a Ph.D. and Master in Public Affairs degree from the Woodrow Wilson School at Princeton University. He was selected as a Rhodes Scholar and studied at Oxford University from 1959 through 1962. Our Board of Directors has concluded that Gen. Dawkins should serve on the Board based on his extensive corporate management experience, his military experience and his financial expertise.

Matthew J. Desch, Age 54. Mr. Desch has been our Chief Executive Officer and a member of our Board of Directors since September 2009, when we purchased, directly or indirectly, all of the outstanding equity of Iridium Holdings LLC, or Iridium Holdings, in a transaction that we refer to as the Acquisition. Mr. Desch previously served as Chief Executive Officer of Iridium Holdings from August 2006 to September 2009. Before that, he was Chief Executive Officer of Telcordia Technologies, Inc., or Telcordia, a telecom software services provider, from 2002 to November 2005. Prior to Telcordia, he spent 13 years at Nortel Networks Corporation, or Nortel, including as President for its global wireless networks business from 1996 to 1999, and as President of Global Carriers, responsible for all carrier customers outside of North America, from 1999 until he left in March 2000. Mr. Desch served on the board of directors of Starent Networks, Corp. from 2005 until late 2009 and served on the board of directors and as Chairman of the Board of Airspan Networks, Inc. from 2000 to 2009. He has a Bachelor of Science in Computer Science from The Ohio State University and a Master of Business Administration from the University of Chicago. Our Board of Directors has concluded that Mr. Desch should serve on the Board based on his deep knowledge of our company gained from his position as our Chief Executive Officer and previously as the Chief Executive Officer of Iridium Holdings, as well as his extensive experience in the telecommunications industry.

Alvin B. Krongard, Age 75. Mr. Krongard has served as a member of our Board of Directors since the Acquisition in September 2009 and served as a member of the Board of Directors of Iridium Holdings from 2006 to September 2009. Since 2004, Mr. Krongard has been pursuing personal interests. In 1991, Mr. Krongard was elected Chief Executive Officer of Alex. Brown Incorporated, or Alex. Brown, an investment banking firm, and in 1994, he became Chairman of the Board of Directors of Alex. Brown. Mr. Krongard also served as Vice Chairman of the Board of Directors of Bankers Trust Company N.A. from 1997 to 1998, in addition to holding other financial industry posts. He served as Counselor to the Director of the U.S. Central Intelligence Agency from 1998 to 2001, and then as Executive Director of the CIA from 2001 to 2004. Mr. Krongard served on the board of directors of PHH Corporation from January 2005 to June 2009. He serves on the Boards of Directors of Under Armour, Inc. and Apollo Global Management LLC, on the Global Board of DLA Piper LLP (US) and as Vice Chairman of The Johns Hopkins Health System Corporation. Mr. Krongard received a Bachelor of Arts degree with honors from Princeton University and a Juris Doctorate degree from the University of Maryland School of Law. Our Board of Directors has concluded that Mr. Krongard should serve on the Board and on the Compensation and Nominating and Corporate Governance Committees based on his extensive corporate management experience, his experience leading an agency of the U.S. government and, as a member of the Board of Iridium Holdings, his deep knowledge of our company.

Admiral Eric T. Olson (Ret.), Age 60. Admiral Olson has served on our Board of Directors since December 2011. Admiral Olson retired from active military service in September 2011 and currently is President and Managing Member of ETO Group, LLC, a consulting company of which he is the sole officer. Prior to his military retirement, he served as the commander of the United States Special Operations Command, or USSOCOM, headquartered at MacDill Air Force Base in Florida, which is responsible for ensuring the readiness of joint special operations forces and conducting operations worldwide. Admiral Olson qualified as a Naval Special Warfare officer, or Navy SEAL, in 1974. He served in operational units within every component of the Naval Special Warfare community. Admiral Olson also served as a Navy SEAL instructor and in senior positions at the Joint Special Operations Command, Navy Staff and USSOCOM. His overseas assignments included Israel, Egypt and Tunisia, and several deployments to contingencies and conflicts. Admiral Olson commanded SEAL Delivery Vehicle Team ONE, Special Boat Squadron TWO, Naval Special Warfare Development Group and Naval Special Warfare Command. Admiral Olson graduated from the United States Naval Academy in 1973 and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. He was a Joint Specialty Officer and Political-Military Affairs sub-specialist with emphasis on Africa and the Middle East. Admiral Olson was the first Navy SEAL to be promoted to three-star and four-star rank, and the first Navy officer to command USSOCOM. His awards include the Defense Distinguished Service Medal and Silver Star. He was also decorated for service by three foreign governments. Before he retired, he was the “Bull Frog,” an honorary title held by the longest serving Navy SEAL on active duty. Our Board of Directors has concluded that Admiral Olson should serve on the Board based on his extensive Department of Defense and management experience.

Steven B. Pfeiffer, Age 65. Mr. Pfeiffer has served on our Board of Directors since September 2009 and served on the Board of Directors of Iridium Holdings from 2001 to September 2009. Mr. Pfeiffer has been a partner in the law firm of Fulbright & Jaworski LLP since 1983 and has served as the elected Chair of the firm’s Executive Committee since 2003. He previously served as the Partner-In-Charge of the Washington, D.C. and London offices, and headed the firm’s International Department. Mr. Pfeiffer is also a Non-Executive Director of Barloworld Limited (a public company, on whose compensation, nominating and general purposes committee he serves) in South Africa, Chairman Emeritus of Wesleyan University, a Trustee of The Africa-America Institute in New York, a Director of Project HOPE in Washington, D.C., and a Director of the NAACP Legal Defense and Educational Fund, Inc. Mr. Pfeiffer received a Bachelor of Arts degree from Wesleyan University and studied at Oxford University as a Rhodes Scholar, completing a Bachelor of Arts degree and a Masters degree in jurisprudence. He also holds a Masters degree in Area Studies (Africa) from the School of Oriental and African Studies of the University of London and holds a Juris Doctorate degree from Yale University. Mr. Pfeiffer served as an officer on active and reserve duty in the U.S. Navy. Our Board of Directors has concluded that Mr. Pfeiffer should serve on the Board and on the Compensation Committee based on his extensive corporate management experience, his experience in working with technology companies, and, as a long-term member of the Board of Iridium Holdings, his deep knowledge of our company.

Parker W. Rush, Age 52. Mr. Rush has served on our Board of Directors since our inception. Mr. Rush has served as a Partner at Consult PWR, LLC since March 2012. Mr. Rush served as the President and Chief Executive Officer and as a member of the board of directors of Republic Companies, Inc., or Republic, a provider of property and casualty insurance, from December 2003 until March 2012. Prior to his employment with Republic, Mr. Rush served as a Senior Vice President and Managing Director at The Chubb Corporation and in various other capacities from February 1980. Mr. Rush also serves as a member of the Boards of Directors of American Independent Insurance Company and ArtBanc International, Ltd., Inc. Mr. Rush is also an Advisory Board Member for the Dallas/Ft. Worth Salvation Army. Mr. Rush received a Bachelor of Business Administration degree from the University of Texas. Our Board of Directors has concluded that Mr. Rush should serve on the Board and on the Audit Committee based on his extensive corporate management experience and his financial expertise, including his qualification as an audit committee financial expert under SEC guidelines.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Director Continuing in Office until the 2012 Annual Meeting of Stockholders

Terry L. Jones, Age 65. Mr. Jones has served on our Board of Directors since the Acquisition in September 2009 and served on the Board of Directors of Iridium Holdings from 2001 to September 2009. Mr. Jones is the

Managing Member of the General Partner of Syndicated Communications Venture Partners IV, L.P. and the Managing Member of Syncom Venture Management Co., LLC. Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for the Westinghouse Electric Corporation, Aerospace Division, and Litton Industries Corp. He is a member of the Boards of Directors of Radio One, Inc. and PKS Communications, Inc. He formerly served on the Board of the Southern African Enterprise Development Fund, and is on the Board of Trustees of Spellman College. Mr. Jones received a Bachelor of Science degree in Electrical Engineering from Trinity College, a Master of Science degree in Electrical Engineering from George Washington University and a Master of Business Administration from Harvard University.

BOARD OF DIRECTORS AND COMMITTEES

DIRECTOR INDEPENDENCE

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following ten directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Barros, Bok, Canfield, Dawkins, Jones, Krongard, Niehaus, Olson, Pfeiffer and Rush. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Desch is not an independent director by virtue of his position as our Chief Executive Officer.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board. The Chairman has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during 2011. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served that were held during the year.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2011 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Robert H. Niehaus		X
J. Darrel Barros	X
Scott L. Bok			X*
Thomas C. Canfield	X
Terry L. Jones**		X	X
Alvin B. Krongard		X	X
Steven B. Pfeiffer		X*
Parker W. Rush	X*
Total meetings in 2011	4	6	1

*	Committee Chairman
**

Effective at the annual meeting, Mr. Jones will no longer serve on our Board. At such time, his Nominating and Corporate Governance Committee assignment will be reassigned to Mr. Olson. Mr. Jones’ Compensation Committee assignment will not be reassigned.

Below is a description of each committee of our Board of Directors. The Board of Directors has determined that each member of each committee is independent within the meaning of the NASDAQ listing standards and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. The Audit Committee is composed of Messrs. Rush (Chairman), Barros and Canfield. In 2011, the Audit Committee met four times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm.

At least annually, the Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent. The Board of Directors has also determined that Mr. Rush qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management of Iridium Communications Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully submitted,

AUDIT COMMITTEE

Parker W. Rush, Chairman

J. Darrel Barros

Thomas C. Canfield

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is composed of Messrs. Pfeiffer (Chairman), Jones, Krongard and Niehaus. All members of our Compensation Committee are independent within the meaning of the NASDAQ listing standards. In 2011, the Compensation Committee met six times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm.

The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including with respect to salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other employee benefits, and to review and determine the compensation to be paid to our executive officers and directors. In 2010, the Compensation Committee made a non-exclusive delegation of certain authorities to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Code, which we refer to as the performance subcommittee.

Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and other filings.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During 2011, our Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Use of Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation

During 2011, the members of our Compensation Committee were Messrs. Pfeiffer, Jones, Krongard and Niehaus, none of whom is a current or former employee of our company. Mr. Niehaus served as our Chief Executive Officer for a brief period in September 2009.

During 2011, we completed a tender offer whereby we offered to all holders of our outstanding warrants exercisable for shares of our common stock at an exercise price of $11.50 per share, which we refer to as the Warrants, to receive 0.22 shares of our common stock in exchange for every Warrant tendered by the holders thereof (approximately one share of our common stock for every 4.55 Warrants tendered). One member of our Compensation Committee, Robert H. Niehaus, participated in the tender offer, although he abstained from Board actions related to such transactions. Mr. Niehaus tendered 200,000 Warrants and received 44,000 shares of our common stock, with a value of $374,880 based on the closing price of our common stock on the date the transaction was effected.

Excluding the tender offer described above, no members of our Compensation Committee had a direct or indirect material interest in any related-party transaction involving our company.

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee approved the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Steven B. Pfeiffer, Chairman

Terry L. Jones

Alvin B. Krongard

Robert H. Niehaus

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us. The Nominating and Corporate Governance Committee is composed of Messrs. Bok (Chairman), Jones and Krongard. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ listing standards. During 2011, the Nominating and Corporate Governance Committee met once. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm. Effective at the 2012 annual meeting, Mr. Jones will no longer serve on the Nominating and Corporate Governance Committee, and Admiral Olson will join the committee. Admiral Olson is independent within the meaning of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee believes that candidates for director should have minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider other factors, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee can modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of the Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1750 Tysons Blvd., Suite 1400, McLean, VA 22102, Attn: Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the name and address of the stockholder making the recommendation, the number of shares of our common stock beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to our Secretary at 1750 Tysons Blvd., Suite 1400, McLean, VA 22102. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of our shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Ethics

We have adopted the Iridium Communications Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all of our officers, directors and employees as well as those of our subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/governance.cfm. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines, or the Guidelines, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Guidelines may be viewed at http://investor.iridium.com/governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained later in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2012 EQUITY INCENTIVE PLAN

The Iridium Communications Inc. 2012 Equity Incentive Plan, or the 2012 Equity Plan, was adopted by the Board on March 8, 2012, subject to stockholder approval. The 2012 Equity Plan is the successor to the 2009 Iridium Communications Inc. Stock Incentive Plan, which we refer to as the 2009 Plan.

If this proposal is approved by our stockholders, the 2012 Equity Plan will become effective upon the date of the annual meeting, and no additional stock awards will be granted under the 2009 Plan (although all outstanding stock awards granted under the 2009 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2009 Plan). In the event that our stockholders do not approve this proposal, the 2012 Equity Plan will not become effective and the 2009 Plan will continue in its current form.

The approval of the 2012 Equity Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board. The 2012 Equity Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Approval of the 2012 Equity Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2012 Equity Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation, and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, the plan must, among other things, (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2012 Equity Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2012 Equity Plan (as described in the summary below).

Description of the 2012 Equity Incentive Plan

The material features of the 2012 Equity Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2012 Equity Plan, which is appended to this Proxy Statement as Appendix A. Stockholders are urged to read the actual text of the 2012 Equity Plan in its entirety.

Types of Awards

The terms of the 2012 Equity Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

If this proposal is approved, the total number of shares of our common stock reserved for issuance under the 2012 Equity Plan will not exceed 13,416,019 shares. This aggregate share reserve is the sum of (i) 5,423,206 newly requested shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the 2009 Plan as of the effective date of the 2012 Equity Plan (which may not exceed 1,576,794 shares), and (iii) the number of shares subject to outstanding stock awards granted under the 2009 Plan that would otherwise have returned to the 2009 Plan (such as upon the expiration or termination of an award prior to exercise or vesting), which we refer to, collectively, as the Returning Shares, as such shares become available from time to time (which may not exceed 6,416,019 shares).

If a stock award granted under the 2012 Equity Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued, or is settled in cash, such expiration, termination or settlement will not reduce the number of shares of common stock that may be available for issuance under the 2012 Equity Plan, but will again become available for issuance under the 2012 Equity Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will again become available for issuance under the 2012 Equity Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2012 Equity Plan.

As of April 2, 2012, under our 2009 Plan, which is our only active equity incentive plan, stock options to purchase approximately 5,270,017 shares were outstanding and awards other than stock options and stock appreciation rights covering an aggregate of 1,097,176 shares were outstanding. The weighted-average exercise price of all stock options outstanding as of April 2, 2012 was $8.33, and the weighted-average remaining term of such stock options was 8.5 years. As of April 2, 2012, the closing price of our common stock as reported on the NASDAQ Global Select Market was $8.70 per share and a total of 73,205,008 shares of our common stock were outstanding. As of April 2, 2012, no awards have been granted under the 2012 Equity Plan.

Eligibility

All of our approximately 204 employees, 11 directors and 11 consultants as of March 26, 2012 are eligible to participate in the 2012 Equity Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2012 Equity Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the 2012 Equity Plan, a maximum of 3,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 3,000,000 shares of our common stock in the case of performance stock awards and $5,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. If a performance stock award is in the form of an option, it will count only against the performance stock award limit. If a performance stock award could be paid out in cash, it will count only against the performance stock award limit.

Administration

The 2012 Equity Plan is administered by our Board, which may in turn delegate authority to administer the 2012 Equity Plan to a committee. Our Board has delegated authority to administer the 2012 Equity Plan to the Compensation Committee, but may, at any time, revest in itself some or all of the power previously delegated to this committee. Our Section 162(m) performance subcommittee of our Compensation Committee may make grants of cash and equity awards under the 2012 Equity Plan to facilitate compliance with Section 162(m) of the Code. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this proposal. Subject to the terms of the 2012 Equity Plan, the Plan Administrator, as well as the performance subcommittee of the Compensation Committee, may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2012 Equity Plan.

The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the Board must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer, and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2012 Equity Plan, the Board does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2012 Equity Plan pursuant to stock option agreements. The 2012 Equity Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2012 Equity Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Unless the terms of an optionholder’s stock option agreement or other agreement with us provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to death or disability (or the optionholder dies within a certain period, if any, following cessation of service), the optionholder, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the optionholder’s disability or death. Except as otherwise provided in an applicable stock option agreement or other agreement with us, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all stock options held by such optionholder will terminate upon the date of such optionholder’s termination of service, and the optionholder will be prohibited from exercising any stock option from such termination date. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement with us, if an optionholder’s service relationship with us, or any affiliate of ours, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends. Under the 2012 Equity Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2012 Equity Plan will be determined by our Board and may include (i) cash (including electronic funds transfers), check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by our Board.

Stock options granted under the 2012 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2012 Equity Plan may be subject to different vesting schedules as our Board may determine. The Board also has flexibility to provide for accelerated vesting of stock awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2012 Equity Plan is 26,832,038 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Equity Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash (including electronic funds transfers), check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2012 Equity Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2012 Equity Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by our Board and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2012 Equity Plan.

Performance Awards

The 2012 Equity Plan allows the Company to grant cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the performance subcommittee, and/or, to the extent consistent with Section 162(m) of the Code, the Compensation Committee or the Board.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance subcommittee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the performance subcommittee will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2012 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the performance subcommittee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2012 Equity Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before and after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) average debt interest rate; (xxix) implementation or completion of projects or processes; (xxx) user satisfaction; (xxxi) user retention; (xxxii) customer satisfaction; (xxxiii) customer retention; (xxxiv) churn; (xxxv) average monthly revenue per unit for any one or more products or product lines; (xxxvi) stockholders’ equity; (xxxvii) capital expenditures; (xxxviii) debt levels; (xxxix) compliance with debt covenants; (xl) operating profit or net operating profit; (xli) workforce diversity; (xlii) growth of net income or operating income; (xliii) billings; (xliv) bookings; (xlv) the number of users, including but not limited to unique users; (xlvi) employee retention and/or satisfaction; (xlvii) OEBITDA or OEBITDA margin (as defined in the 2012 Equity Plan); (xlviii) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (xlix) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, data devices, netted products, short-burst data, machine-to-machine, Iridium PilotTM or other products using the Iridium OpenPort® service, waveform and chipsets; (l) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium NEXT satellites; (li) achievement of financing goals; (lii) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, data devices, netted products, short-burst data, machine-to-machine, Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (liii) number of units sold or activated (of any type of subscriber); (liv) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (lv) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (lvi) performance of the then-current satellite constellation; and (lvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the performance subcommittee (and the Plan Administrator, if permitted) may provide that performance will be appropriately adjusted as follows: (i) to include or exclude restructuring and/or other non-recurring charges; (ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to include or exclude the effects of any statutory adjustments to corporate tax rates; (v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to include or exclude the effects of purchase accounting adjustments; (vii) to include or exclude Iridium NEXT revenue; (viii) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (ix) to include or exclude the effect of stock based compensation and/or deferred compensation; (x) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (xi) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (xii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (xiii) to include or exclude the effects of divestitures, acquisitions or joint ventures; (xiv) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (xv) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xvi) to include or exclude the effect of any change in the outstanding shares of stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xvii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xviii) to reflect any partial or complete corporate liquidation; (xix) to reflect shippable backlog; and (xx) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology. In addition, the performance subcommittee (and the Plan Administrator, if permitted) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2012 Equity Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Clawback Policy

Awards granted under the 2012 Equity Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2012 Equity Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2012 Equity Plan and described below), the Board will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.

Unless otherwise provided in a performance cash award agreement or other written agreement with the participant or unless otherwise provided by the Board, in the event of a corporate transaction, all performance cash awards outstanding under the 2012 Equity Plan will terminate prior to the effective time of such corporate transaction.

For purposes of the 2012 Equity Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the 2012 Equity Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2012 Equity Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our Board will have the authority to amend or terminate the 2012 Equity Plan at any time. However, except as otherwise provided in the 2012 Equity Plan, no amendment or termination of the 2012 Equity Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2012 Equity Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2012 Equity Plan after the tenth anniversary of March 8, 2012, which was the date the 2012 Equity Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2012 Equity Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the options were granted to an individual who was our employee or an employee of an affiliate at the time of grant, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2012 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a vested stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is restricted and not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

We may grant under the 2012 Equity Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2012 Equity Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2):	4,839,097	$8.43	3,153,716
Equity compensation plans not approved by security holders (3):	—	—	—

Total	4,839,097	$8.43	3,153,716

(1)

Includes 195,772 shares issuable upon the exercise of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $8.45. There are no warrants outstanding under our equity compensation plan.

(2)	The 2009 Plan is our only stockholder-approved equity compensation plan.
(3)	We do not maintain any equity compensation plans that are not approved by our stockholders.

New Plan Benefits

Awards under the 2012 Equity Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2012 Equity Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2012 Equity Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP, or E&Y, to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Representatives of E&Y are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2011 and December 31, 2010 by E&Y, our principal accountant.

	Year Ended December 31,
	2011	2010
Audit fees(1)	$1,271,687	$1,220,165
Audit-related fees	—	—
Tax fees(2)	75,784	413,759
All other fees	—	—

Total fees	$1,347,471	$1,633,924

(1)

Fees for audit services included fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to registration statements.

(2)	Tax fees included fees for tax compliance, tax advice and tax planning.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by E&Y is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

MANAGEMENT

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas J. Fitzpatrick, Age 54. Mr. Fitzpatrick has served as our Chief Financial Officer since April 2010. Previously, from 2002 to December 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company acquired by AT&T in November 2009. Prior to that, Mr. Fitzpatrick was Chief Financial Officer of private and publicly traded companies in the telecommunications and technology industries and a Vice President at Bell Atlantic Corporation (now Verizon). Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant.

Lt. Gen. John H. Campbell (Ret.), Age 64. Lieutenant General Campbell, U.S. Air Force (Retired), has served as Executive Vice President, Government Programs of Iridium Satellite since November 2006. Prior to that, from 2004 to November 2006, he served as Principal, Defense and Intelligence, for Applied Research Associates, or ARA. General Campbell joined ARA after retiring from the United States Air Force after a 32-year career. In the United States Air Force, he served in a variety of operational and staff assignments around the world. From 1998 to 2000, he was Vice Director of the Defense Information Systems Agency and was the first commander of the Joint Task Force—Computer Defense Network. From 1997 to 1998, he served on the Joint Staff as Deputy Director for Operations. Between 1971 and 1997, General Campbell served around the world in a variety of operational assignments as an F-15 and F-16 fighter pilot and commander. General Campbell is the recipient of numerous military and intelligence community awards, including the Defense Distinguished Service Medal, the Legion of Merit, the Air Medal, the National Imagery and Mapping Agency Award, the National Reconnaissance Distinguished Medal and the National Security Agency Award. He is a graduate of the University of Kentucky with a Bachelor of Computer Science degree and a Master of Business Administration degree.

Gregory C. Ewert, Age 50. Mr. Ewert has served as Executive Vice President, Global Distribution Channels of Iridium Satellite since 2004. Prior to joining Iridium Satellite, he served as Executive Vice President for Marketing, Sales, Product Development, Business Development and Customer Service for COMSAT International from 2002 to 2004. Prior to COMSAT, from 1998 to 2002 he held executive positions within Teleglobe Inc., ranging from Vice President and General Manager of Carrier and Emerging Markets to Senior Vice President of Global Data Services. In 2002, Teleglobe filed for bankruptcy. Before Teleglobe, Mr. Ewert worked for Sprint Corporation from 1987 to 1997, where he held various positions including President of Sprint International of Canada. Mr. Ewert holds a Bachelor of Finance degree from Canisius College in Buffalo, New York.

Thomas D. Hickey, Age 52. Mr. Hickey has served as our Chief Legal Officer and Secretary since May 2011. He previously served as General Counsel of Primus Telecommunications Group, Incorporated from July 2010 through March 2011. From April 2006 through June 2010, Mr. Hickey served as Vice President and General Counsel of Cyren Call Communications Corporation, a provider of wireless communications solutions for first responders. Prior to that, he spent 17 years with Nextel Communications, Inc. and Sprint Nextel Corporation, most recently in the role of Vice President, Law and Deputy General Counsel. Prior to his work at Nextel Communications, Inc. and Sprint Nextel Corporation, Mr. Hickey began his legal career at Jones Day in the firm’s telecommunications practice. His prior experience also includes work in the White House, the Federal Communications Commission and Congress. Mr. Hickey received his law degree from Washington University School of Law and a Bachelor’s degree in Public Policy Studies from Duke University.

Richard P. Nyren, Age 42. Mr. Nyren has been the Vice President and Corporate Controller of Iridium Satellite since August 2011, serving as our Principal Accounting Officer. From January 2009 to August 2011, Mr. Nyren served as Assistant Controller and then Vice President and Controller of XO Holdings, Inc., a telecommunications service provider. Prior to XO Holdings, from October 2006 to January 2009, Mr. Nyren served as Controller of Fairchild Corporation, an international diversified holding company. Mr. Nyren has a Master of Business Administration from the University of Maryland-College Park and is a Certified Public Accountant.

John M. Roddy, Age 57. Mr. Roddy has served as Executive Vice President, Global Operations and Product Development of Iridium Satellite since 2006. Prior to joining Iridium Satellite, he held numerous executive positions at Telcordia from 2003 to 2006, including President, Telcordia Global Services; Senior Vice President, Global Operations; and Chief Information Officer. Prior to joining Telcordia, at Nortel he was Vice President and General Manager of the Carrier Professional Services Business Unit from 1999 to 2001. Prior to that, he was Vice President, Technology and Director, Ottawa Laboratories for Public Carrier Networks from 1997 to 1998. He also held the position of Vice President, Canadian Technical Services and Global Product Support from 1993 to 1996. He holds a Master of Business Administration degree from McMaster University in Hamilton, Canada.

S. Scott Smith, Age 53. Mr. Smith has served as Executive Vice President, Satellite Development and Operations since April 2010. Mr. Smith previously served as Chief Operating Officer of DigitalGlobe Inc. from January 2006 through March 2010. From 1995 to January 2006, he held various positions at Space Imaging Inc., most recently as Executive Vice President, Sales, Engineering and Operations. Prior to this, Mr. Smith held various engineering and management positions for Lockheed Missiles & Space Company. Mr. Smith is currently a member of the board of directors of SkyBox Imaging, Inc., located in Mountain View, California. Mr. Smith holds a Bachelor of Science degree in Aerospace Engineering from Syracuse University and a Master of Science degree in Aeronautical and Astronautical Engineering from Stanford University.

Donald L. Thoma, Age 50. Mr. Thoma has served as Executive Vice President Marketing of Iridium Satellite since May 2008. Prior to that time, Mr. Thoma served as Executive Vice President Corporate Development from November 2006 to May 2008, as Executive Vice President Vertical Markets from November 2004 to November 2006, and prior to that as Executive Vice President Data Services. From 2001 to 2002, Mr. Thoma served as Vice President of Marketing and Business Development for ObjectVideo, Inc. From 1992 to 2000, he held various positions of responsibility for ORBCOMM Inc., ranging from Senior Director of Transportation to Founder and General Manager of the Vantage Tracking Solutions business unit, and Vice President, Business Development. Prior to ORBCOMM, from 1988 to 1990, he was the Director of Integration and Launch Operations for Orbital Sciences Corporation. Previously, he served as a Captain in the United States Air Force Space Division from 1983 to 1988. Mr. Thoma holds a Bachelor of Aeronautical Engineering degree from Rensselaer Polytechnic Institute, a Master of Aerospace Engineering degree from the University of Southern California and a Master of Business Administration degree from the Harvard Business School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 2, 2012 by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percentage (%)
5% Holders
Baralonco Limited(2)	11,890,722	16.2
Greenhill & Co., Inc.(3)	8,619,016	11.8
Wells Fargo and Company(4)	5,332,296	7.3

Executive Officers and Directors
Matthew J. Desch(5)	617,243	*
Thomas J. Fitzpatrick(6)	191,250	*
Gregory C. Ewert(7)	390,291	*
John M. Roddy(8)	112,500	*
S. Scott Smith(9)	100,625	*
Robert H. Niehaus(10)	476,853	*
Scott L. Bok(11)	1,396,443	1.9
Thomas C. Canfield(12)	88,225	*
Brigadier Gen. Peter M. Dawkins (Ret.)(13)	25,783	*
Terry L. Jones(14)	575,985	*
Alvin B. Krongard(15)	190,831	*
Eric T. Olson(16)	6,109	*
Steven B. Pfeiffer(17)	29,098	*
J. Darrel Barros(18)	25,500	*
Parker W. Rush(19)	115,575	*
All directors and executive officers as a group (19 persons)(20)	4,767,218	6.4

*	Less than 1% of the outstanding shares of common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 73,205,008 shares outstanding on April 2, 2012. Shares of common stock issuable under options or warrants that are exercisable within 60 days of April 2, 2012, and shares underlying restricted stock units, or RSUs, that will vest within 60 days of April 2, 2012, are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options, warrants or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

This information has been obtained from a Form 4 filed on December 12, 2011 by Baralonco Limited and its sole owner, Khalid bin Abdullah bin Abdulrahman. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.

(3)

This information has been obtained from a Form 4 filed on March 23, 2012 by Greenhill & Co., Inc., or Greenhill. According to the Form 4, the amount of securities beneficially owned by Greenhill includes 1,995,629 shares owned directly by one of Greenhill’s subsidiaries. Mr. Bok, one of our directors, is the chief executive officer of Greenhill. Mr. Niehaus, a director of our company, is Chairman of Greenhill Capital Partners. The principal business address of Greenhill is: 300 Park Avenue, New York, NY 10022.

(4)

This information has been obtained from a Schedule 13G filed on January 25, 2012 by Wells Fargo and Company, or Wells Fargo. According to the Schedule 13G, Wells Fargo has sole voting power with respect to 4,861,342 shares of our common stock, sole dispositive power with respect to 5,323,296 shares of our common stock, and shared voting and dispositive power with respect to no shares of our common stock. The principal business address of Wells Fargo is 420 Montgomery Street, San Francisco, CA 94104.

(5)	Includes 343,750 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012 and 37,000 shares underlying immediately exercisable warrants.
(6)	Includes 181,250 shares issuable upon the exercise of stock options exercisable within 60 days of April 2, 2012.
(7)	Includes 112,500 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012.
(8)	Consists of 112,500 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012.
(9)	Includes 95,625 shares issuable upon the exercise of stock options exercisable within 60 days of April 2, 2012.
(10)	Includes 3,438 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012 and 31,139 shares underlying RSUs vested within 60 days of April 2, 2012.
(11)

Includes 1,046,500 shares of common stock held by the Scott L. Bok May 2011 Annuity Trust, 36,107 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012, 200,000 shares underlying immediately exercisable warrants and 19,836 shares underlying RSUs vested within 60 days of April 2, 2012.

(12)	Includes 43,479 shares underlying immediately exercisable warrants and 39,667 shares underlying RSUs vested within 60 days of April 2, 2012.
(13)	Consists of 25,783 shares underlying RSUs vested within 60 days of April 2, 2012.
(14)	Includes 25,500 shares underlying RSUs vested within 60 days of April 2, 2012.
(15)

Includes 65,643 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 2012. Excludes 115,233 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children of which Mr. Krongard’s wife is the trustee. Mr. Krongard disclaims beneficial ownership of any shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009.

(16)	Consists of 6,109 shares underlying RSUs vested within 60 days of April 2, 2012.
(17)	Consists of 8,861 shares issuable upon the exercise of stock options exercisable within 60 days of April 2, 2012 and 20,237 shares underlying RSUs vested within 60 days of April 2, 2012.
(18)	Consists of 25,500 shares underlying RSUs vested within 60 days of April 2, 2012.
(19)	Includes 43,479 shares underlying immediately exercisable warrants and 28,617 shares underlying RSUs vested within 60 days of April 2, 2012.
(20)

Includes 1,218,424 shares issuable upon the exercise of stock options exercisable within 60 days of April 2, 2012, an aggregate of 323,958 underlying immediately exercisable warrants and 222,387 shares underlying RSUs vested within 60 days of April 2, 2012. See footnotes 5 through 19.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with, except that one report, covering one transaction, was filed late by us on behalf of each of Donald L. Thoma and Richard P. Nyren.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our named executive officers:

•	Matthew J. Desch, chief executive officer;
•	Thomas J. Fitzpatrick, chief financial officer;
•	Gregory C. Ewert, executive vice president, global distribution channels, Iridium Satellite;
•	John M. Roddy, executive vice president, global operations and product development, Iridium Satellite; and
•	S. Scott Smith, executive vice president, satellite development and operations.

Executive Summary

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Response to 2011 Say-on-Pay Vote. We conducted our first advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2011. We believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Board and our Compensation Committee value the opinions of our stockholders. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

At our annual meeting of stockholders in 2011, approximately 99% of the votes cast on the say-on-pay proposal supported the proposal. While this vote was advisory only, our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that this 2011 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for 2010. After reflecting on this vote, our Compensation Committee decided to generally maintain a consistent course for 2012 compensation decisions, with the addition of a new performance-based restricted stock unit program that we introduced in February 2012. We believe performance-based equity is a best practice and contributes to our goal of heavily weighting executive compensation toward performance-based compensation.

Important Features of our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an incentive cash bonus opportunity that is based on achievement of revenue, operational EBITDA, and sales and other strategic and financial goals selected annually by our Compensation Committee, and an equity compensation opportunity in the form of stock options. In 2011, these forms of at-risk, performance-based compensation represented approximately 71% of our chief executive officer’s target total direct compensation, and an average of 63% of our other executives’ target total direct compensation.

•	In February 2012, we adopted a new performance-based restricted stock unit program for senior executives.
•	The cash severance benefits that we offer to our executives do not exceed three times base salary and annual bonus.
•	We do not provide any excise tax gross ups under Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, or under Section 280G of the Code to our executive officers.
•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.
•

Our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to own shares of our common stock with a value equal to four times his annual base salary and our other executive vice presidents are required to own shares of our common stock with a value equal to two times their annual base salary.

•	Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging the economic interest in the Iridium shares they hold.
•	Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.
•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Objectives of Our Compensation Program

We design our executive compensation programs to:

•	provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;
•	motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business; and
•	align the interests of our executive officers with those of our stockholders.

To meet these objectives, we provide base salary, performance-based annual cash incentives, equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

The Compensation Committee has the authority to delegate some or all of its duties to a subcommittee of its own members. In 2010, the Compensation Committee made a non-exclusive delegation of certain authorities to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Code. When we refer to the Compensation Committee in this Compensation Discussion and Analysis, we mean the Compensation Committee or its subcommittee, as applicable.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as Company financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. However, our Compensation Committee retains the final authority to make all compensation decisions. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of his own 2011 compensation package.

Our human resources, finance and legal departments work with our chief executive officer to design and develop compensation programs to recommend for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials and ultimately to implement the decisions of the Compensation Committee. Members of these departments also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about our company to develop its own proposals.

Use of Compensation Consultant

Our Compensation Committee engaged Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant for compensation decisions in 2011. F.W. Cook provided the Compensation Committee with the following services in 2011:

•	advised on the design and structure of our cash and equity incentive compensation program;
•	reviewed and provided recommendations on the compensation program for our non-employee directors;
•	provided recommendations on the adoption of stock ownership guidelines;
•	prepared an analysis of our share usage under our equity incentive plan;
•	conducted a risk analysis of our compensation programs;
•	updated the Compensation Committee on the requirements for say-on-pay proposals, as well as emerging trends and best practices in the area of executive and Board compensation; and
•	in preparation for the Compensation Committee’s 2012 compensation deliberations, and not for use in making compensation decisions related to 2011,
¡	reviewed and provided recommendations on the composition of our 2012 peer group of companies;
¡	provided compensation data for similarly situated executive officers at this new peer group; and
¡

reviewed the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program in preparation for the possible adoption of a performance-based equity incentive program for 2012.

The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. Other than providing services as directed by the Compensation Committee, F.W. Cook did not provide any other services to the Company. When requested on several occasions, F.W. Cook met with the Compensation Committee, both with and without management present. The Chairman of the Compensation Committee also communicated separately with F.W. Cook.

Use of Peer Data

As disclosed in the Compensation Discussion and Analysis section of our 2011 proxy statement, in late 2009, F.W. Cook delivered a report to the Compensation Committee that provided the base salary and incentive cash bonus opportunities for executive officers employed by the peer companies we had selected for use in October 2009. For 2011 decisions, after discussions with F.W. Cook about the lack of meaningful changes in the executive compensation environment since October 2009 that would be applicable to us, the Compensation Committee chose not to update our peer company list or the peer company data. Our Compensation Committee discussed 2011 compensation decisions in the context of the experiences and knowledge of each member, historical pay levels for each executive, our 3% Company-wide corporate merit increase budget for base salaries, historical and/or anticipated future corporate and individual performance, and internal pay equity (that is, the compensation of our executives other than our chief executive officer should be within a relatively narrow range, with the base salary of our chief executive officer being materially higher than those of other officers, reflecting the importance of his role to our company). The Compensation Committee believed that this approach was appropriate for 2011 in order to allow us to maintain a reasonable and responsible cost structure.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2011

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual cash incentive bonuses and equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

In February 2011, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2010 base salary level, our 3% Company-wide corporate merit increase budget for base salaries established based on prevailing market data obtained from leading national salary surveys, including Radford, an Aon Hewitt Company, and nationwide technology company salary survey information, the scope of each executive’s responsibilities for 2011 and internal pay equity. The Compensation Committee also considered the recommendations of our chief executive officer for base salary increases for officers other than himself. The Compensation Committee set the 2011 base salaries of each of the named executive officers as follows:

Name	2010 Base Salary	2011 Base Salary	% Merit Increase

Matthew J. Desch	$675,000	$710,215	3.0%*
Thomas J. Fitzpatrick	$400,000	$412,000	3.0%
Gregory C. Ewert	$340,000	$345,100	1.5%
John M. Roddy	$320,000	$329,600	3.0%
S. Scott Smith	$290,000	$298,700*	3.0%*

*In addition to the merit increases set forth in the table, (i) Mr. Desch received an additional 2.2% contractually negotiated amount pursuant to the terms of his employment agreement to coincide with the termination of a perquisite for which Mr. Desch became personally responsible for the cost, and (ii) in June 2011, the

Compensation Committee approved a mid-year increase to Mr. Smith’s base salary, effective in July 2011, to $320,000 per year, in recognition of his ongoing successful management of the Iridium NEXT project and his critical role in that project.

The Compensation Committee felt it was appropriate to provide a smaller increase to Mr. Ewert, in light of his historical salary and bonus level, to further our goal of internal pay equity.

Annual Cash Incentive Bonus Program

2011 Bonus Plan. In March 2011, the Compensation Committee approved our 2011 executive cash performance bonus plan, or our 2011 bonus plan, which operates under the terms of our 2009 Iridium Communications Inc. Stock Incentive Plan, or our 2009 Plan. Our 2009 Plan has been approved by our Board and our stockholders and allows for the granting of performance-based compensation opportunities that may be deductible by us under Section 162(m) of the Code as amounts paid contingent upon the achievement of pre-established stockholder-approved performance goals. Our 2011 bonus plan provided cash compensation opportunities to our named executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2011.

Target Bonus Levels. As disclosed in our Compensation Discussion and Analysis in our proxy statement last year, in late 2009, F.W. Cook delivered a report to the Compensation Committee that provided the base salary and incentive cash bonus opportunities for executive officers employed by the peer companies we had selected for use in October 2009 and which included suggested target cash bonus levels which were adopted by the Compensation Committee for each named executive officer for 2010. In March 2011, the Compensation Committee decided to continue, unchanged, the 2010 target cash bonus levels for each named executive officer, as set forth in the table below. The target bonus levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based, and reflected the Compensation Committee’s determination of several factors, including the appropriate differentiation among executive officers based on their role, their responsibilities and their ability to personally affect our performance. The Compensation Committee also considered the recommendation of our chief executive officer that target levels for the other officers not change from 2010 levels. Finally, the Compensation Committee determined that no extraordinary factors existed that created a need to modify the existing target bonus levels. The respective target bonus amounts for 2011 for our named executive officers were:

Name	2011 Target Bonus (1)

Matthew J. Desch	90%
Thomas J. Fitzpatrick	75%
Gregory C. Ewert	75%
John M. Roddy	60%
S. Scott Smith	60%

(1)	Expressed as a percentage of base salary.

2011 Bonus Plan Structure and Metrics. In March 2011, the Compensation Committee determined that for participants to earn any bonus in 2011 under our 2011 bonus plan, we must achieve a threshold goal of at least 93% of our budgeted GAAP revenue target. Our revenue target for 2011 was $374.9 million and, accordingly, our threshold goal under our 2011 bonus plan was $348.7 million in revenue. If we did not achieve our threshold goal, the participants in our 2011 bonus plan would earn no annual cash incentive bonus under the plan. If we achieved the threshold amount of our revenue target, each participant would be eligible to earn up to 200% of his or her target bonus. The Compensation Committee would then determine the actual bonus awards, which could be lower, but not greater, than 200% for each participant, based on the aggregate corporate performance factor of up to 200%, and the individual performance factor of up to 150%. That is, the actual bonus for an executive would equal his target bonus, multiplied by the corporate performance factor, multiplied by the individual performance factor.

For 2011, the corporate performance factor was the sum of the achievement levels of the following corporate goals:

•

an adjusted revenue target (GAAP revenue excluding purchase accounting adjustments) of $377.1 million, weighted at 10% for target performance, with a scale of potential payouts ranging from a maximum of 20% credit for performance at or above 102.5% of target, or $386.5 million, to a minimum of 0% credit for performance of 96.5% or less of target, or $363.9 million;

•

an Operational EBITDA target of $192.0 million, weighted at 40% for target performance, with a scale of potential payouts ranging from a maximum of 80% credit for performance at or above 104% of target, or $199.7 million, to a minimum of 0% credit for performance below 93.8% of target, or $180.0 million;

•

a target level for sales of handset units, weighted at 10% for target achievement, with a potential stretch payout for achievement in excess of the target on a sliding scale resulting in up to 20% credit;

•

a target level for sales and net subscriber activations in short-burst data units, weighted at 10% for target achievement, with a potential stretch payout for achievement in excess of the target on a sliding scale resulting in up to 20% credit;

•

a target level for sales and net subscriber activations for Iridium OpenPort devices, weighted at 15% for target achievement, with a potential stretch payout for achievement in excess of the target on a sliding scale resulting in up to 30% credit; and

•	a revenue target for specified hosted payload service revenue, weighted at 15% for target achievement and a separate net margin target for specified hosted payload contracts, weighted at 15% credit.

Operational EBITDA was defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses, stock-based compensation expenses, the impact of purchase accounting adjustments and changes in the fair value of warrants. In addition, if Operational EBITDA was less than a specified number, no stretch payouts were permissible, regardless of our level of attainment of the goal.

The Compensation Committee’s practice when determining the achievement of a scaled target is to use linear extrapolation between points, and to round to the nearest increment in the scale or whole percentage point, depending on the target.

At the time the Compensation Committee set our goals for 2011, the Compensation Committee believed that the 2011 bonus plan goals were achievable, but only with significant effort. Our revenue and Operational EBITDA targets reflected a material increase over our actual results for 2010. The Compensation Committee set high targets for sales of handsets and sales and net subscriber activations targets for short-burst data units and Iridium OpenPort devices, to encourage management to aggressively pursue growth in these areas, and high targets for the hosted payload revenues and net margins, to recognize the achievement of a difficult goal and encourage the aggressive pursuit of a long-term benefit to the Company.

2011 Performance and Bonus Payouts. In 2011, we achieved $384.3 million in GAAP revenue, resulting in the 2011 bonus plan being funded initially at 200% of each participant’s target bonus amount, with negative discretion applied to determine actual bonus amounts based on final results. We also delivered strong performance in 2011 against our corporate performance factors, resulting in an aggregate corporate achievement percentage of 76.5%, as follows:

•	revenue (GAAP revenue excluding purchase accounting adjustments) of $385.5 million, which was 102.2% of target, yielding 18.5% credit under the 2011 bonus plan;
•	Operational EBITDA of $190.4 million, yielding 38% credit under the 2011 bonus plan; and
•	sales of handsets in excess of our targets, yielding 20% credit under the 2011 bonus plan.

Our chief executive officer requested, and the Compensation Committee approved, in its sole discretion, an adjustment to the corporate achievement percentage to 85% in 2011. The Compensation Committee determined that the adjustment was appropriate to balance out a decision by management in mid-2011 to accelerate certain 2012 planned research and development expenses, which lowered our Operational EBITDA for 2011. If the acceleration had not occurred, the corporate achievement percentage would have been 90%. The Compensation Committee also considered the fact that we achieved substantial portions of our hosted payload revenue target and exceeded target sales of short-burst data units. No other credit was awarded for the remaining three performance goals.

In February 2012, our chief executive officer shared his evaluations of the individual performance of each of our other named executive officers with the Compensation Committee. In determining the individual performance percentage for each named executive officer, the Compensation Committee considered the following:

•

Matthew J. Desch: The Compensation Committee determined an individual performance percentage of 100% for 2011 based on his role in contributing to our strong corporate results, including introducing a new product line, overseeing the development of Iridium NEXT, achieving specified sales goals, expanding international sales, executing new partnering agreements and exhibiting strong leadership skills.

•

Thomas J. Fitzpatrick: The Compensation Committee determined an individual performance percentage of 100% for 2011 based on his role in helping the Company successfully implement tax planning, strengthening our balance sheet, planning and management disciplines, expanding our finance team with highly qualified individuals, managing our credit facility, successfully exchanging our $11.50 warrants, expanding analyst coverage of the Company and providing overall business leadership.

•

Gregory C. Ewert: The Compensation Committee determined an individual performance percentage of 100% for 2011 based on his role in maintaining continued strong handset sales despite growing competition, developing new channel partners and expanding our M2M partner growth and his role in our progress towards securing Russian telecommunications licenses.

•

John M. Roddy: The Compensation Committee determined an individual performance percentage of 100% for 2011 based on his role in improving our network gateway performance, strengthening our billing and provisioning processes, meeting key research and development milestones on product development, developing alternative manufacturing relationships, delivering on gateway improvements and successfully running the largest organization within the Company.

•

S. Scott Smith: The Compensation Committee selected an individual performance percentage of 100% for 2011 based on his success in Iridium NEXT management, keeping our prime satellite contractor relationships and contract management on track, meeting a key milestone in our backup launcher contract and receiving the highest employee satisfaction rating at the Company in our employee reviews.

As a result, the named executive officers earned the following bonus amounts for 2011:

Name	Target Bonus Level ($)	Corporate Performance (%)	Individual Performance (%)	Actual Bonus Earned ($)

Matthew J. Desch	$639,194	85%	100%	$543,314
Thomas J. Fitzpatrick	309,000	85%	100%	262,650
Gregory C. Ewert	258,825	85%	100%	220,001
John M. Roddy	197,760	85%	100%	168,096
S. Scott Smith (1)	185,610	85%	100%	157,768

(1)	Mr. Smith’s target bonus is based on his actual salary paid in 2011, or $309,350.

Equity-Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. We have historically awarded equity in the form of options, which have an exercise price equal to the fair market value of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option. Equity-based awards are granted under our 2009 Plan.

Stock Option Grants in 2011. In February 2011, the Compensation Committee granted each of our executive officers a new stock option that would be subject to vesting based on continued service over four years, with an exercise price equal to the fair market value on the date of grant. In determining the size of these equity grants, the Compensation Committee considered our internal equity budget for grants for 2011, the fact that we had not granted equity awards to our named executive officers since 2009, other than to Mr. Fitzpatrick and Mr. Smith, who each received a stock option in 2010 in connection with his hiring, internal pay equity and the recommendations of our chief executive officer. The Compensation Committee felt that the following option grants were necessary to promote our retention, motivation and shareholder alignment goals:

Name	Number of Shares Underlying Options

Matthew J. Desch	300,000
Thomas J. Fitzpatrick	100,000
Gregory C. Ewert	90,000
John M. Roddy	90,000
S. Scott Smith	90,000

Equity Compensation Policies

In February 2012, the Compensation Committee decided that as a general matter, the Compensation Committee would plan to make compensatory equity grants only four times a year on March 1, June 1, September 1 and January 1. As necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Stock Ownership Guidelines

In February 2012, our Compensation Committee adopted stock ownership guidelines for our executives at the level of vice president and above and for our directors. Our Compensation Committee, in consultation with F.W. Cook, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. They also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on a multiple of base salary or annual cash retainer. Under the guidelines, our chief executive officer is required to own shares of our common stock with a value at least equal to four times his annual base salary. Each of our executive vice presidents, senior vice presidents and vice presidents are required to own shares of our common stock with a value at least equal to two times, one times and one-half times such vice president’s annual base salary, respectively. Each non-employee director is required to own shares of our common stock with a value equal to four times his or her annual base cash retainer for Board service (not including amounts received for service on Board committees).

For purposes of these guidelines, “ownership” includes: (1) shares directly (not beneficially) owned; (2) shares directly (not beneficially) owned jointly by the individual and his or her spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or his or her family members; (4) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement; and (5) shares credited to the individual’s 401(k) plan account.

There is no required time period within which the individual must attain the applicable stock ownership targets under the guidelines. Rather, starting on February 1, 2012 and until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of Net Profit Shares from each stock award on exercise, vesting or earn-out. “Net Profit Shares” means: (1) shares received on the vesting or issuance (as applicable) of full value stock awards (e.g., restricted stock, restricted stock units, performance shares) granted after these guidelines are adopted, net of the actual number of shares withheld or sold at vesting or issuance to cover taxes; and (2) shares received on the exercise of stock options granted after these guidelines are adopted, net of the actual number of shares tendered or sold at exercise to cover the exercise price and taxes related to exercise.

Severance Benefits

Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of his employment either by us without cause or by him for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully in the section below under the heading “—Potential Payments upon Termination or Change in Control.” We do not provide any excise tax gross ups on change in control benefits.

These agreements reflect the negotiations with our named executive officers at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high caliber executives. Additionally, our Compensation Committee believes that additional change in control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer departs our company before an acquisition is completed. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change in control benefits, on the success of a potential business combination, rather than worrying about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our executive officer ranks, and will help enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

Signing and Retention Bonuses

We hired Mr. Smith in March 2010. Mr. Smith’s employment agreement provides for the payment of a signing bonus in an amount equal to $50,000 paid on the effective date of the agreement and retention bonuses in an amount equal to $50,000, each to be paid on the first and second anniversaries of the effective date. Under the terms of Mr. Smith’s employment agreement, each of the retention bonuses is paid only if Mr. Smith remains continuously employed by us through each applicable payment date. This benefit reflects our negotiations with Mr. Smith at the time of his hiring, including considerations related to relocation, and the collective knowledge and experience of our Compensation Committee members in attracting and retaining new executive officers. We believe these retention bonuses were necessary to encourage Mr. Smith to accept employment with us, and provided a meaningful retention device.

We hired Mr. Fitzpatrick effective April 2010. Mr. Fitzpatrick’s employment agreement provides for the payment of a signing bonus in an amount equal to $50,000 paid on the effective date of the agreement and retention bonuses in an amount equal to $50,000, each to be paid on the first and second anniversaries of the effective date. Under the terms of Mr. Fitzpatrick’s employment agreement, each of the retention bonuses is paid only if Mr. Fitzpatrick remains continuously employed by us through each applicable payment date. This benefit reflects our negotiations with Mr. Fitzpatrick at the time of his hiring, including considerations related to relocation, and the collective knowledge and experience of our Compensation Committee members in attracting and retaining new executive officers. We believe these retention bonuses were necessary to encourage Mr. Fitzpatrick to accept employment with us, and provided a meaningful retention device.

Employee Benefits

We provide broad based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. We match all eligible employee’s contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $12,250 in each calendar year. We believe these insurance and retirement savings benefits are consistent with market practice and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.

•

Under the terms of his employment agreement, Mr. Desch is entitled to use of an automobile or a cash car allowance at our expense. This benefit, which Mr. Desch has been provided since joining the Company, will expire on November 1, 2012, at which time Mr. Desch’s salary will be adjusted to reflect the fact that he will have to bear this expense personally. The cost of these benefits for 2011 was $10,173. Additionally, we have agreed to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch. These benefits are provided as a result of negotiations with Mr. Desch when he initially joined Iridium Holdings. With respect to the term life insurance policy, the Compensation Committee decided that rather than pay Mr. Desch this amount as severance upon death out of our general assets, it is more cost effective to provide for these payments through insurance. These limited perquisites helped us to recruit Mr. Desch, and now they help us to retain his services, at what the Compensation Committee believes is a minimal cost to us.

•

Under the terms of his employment agreement, Mr. Roddy is entitled to specified basic relocation benefits, and a reimbursement of taxes due on such benefits, to provide for his return to Canada if his employment is terminated without cause or by him for good reason. These benefits are provided as a result of negotiations with Mr. Roddy at the time of his hiring by Iridium Satellite, and were necessary to induce him to accept employment with us and relocate from Canada to do so. These limited perquisites helped us to recruit Mr. Roddy, at what the Compensation Committee believes is a minimal cost to us.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our

Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2011 and 2012 executive cash performance bonus plans, our 2011 and 2012 employee cash performance bonus plan and our 2012 equity incentive plan, which our board adopted in March 2012 and recommend that our stockholders approve at our annual meeting in 2012, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the act, any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Risk Analysis of Our Compensation Plans

In early 2012, F.W. Cook conducted a risk assessment of our compensation policies in effect for 2011, and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. We design our compensation policies and programs to encourage our employees to remain focused on both our short and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned by the named executive officers in 2009, 2010 and 2011. Where applicable, the information regarding 2009 compensation includes both compensation they received from Iridium Holdings prior to the Acquisition in September 2009, and compensation they received from us after they joined our executive team following the Acquisition. The named executive officers consist of our chief executive officer, our chief financial officer and our other three most highly compensated executive officers during 2011.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Matthew J. Desch,	2011	$710,215	—		—	$1,122,000	$543,314	$24,876	(4)	$2,400,405
Chief Executive Officer	2010	675,000	—		—	—	729,000	31,373	(5)	1,435,373
	2009	675,000	—		—	2,246,964	486,000	34,186	(6)	3,442,150

Thomas J. Fitzpatrick,	2011	412,000	$50,000	(8)	—	374,000	262,650	13,765	(5)	1,112,415
Chief Financial Officer(7)	2010	296,970	50,000	(8)	—	1,821,000	360,000	13,260	(5)	2,541,230

Gregory C. Ewert,	2011	345,100	—		—	336,600	220,001	13,635	(5)	915,336
Executive Vice President of Global Distribution Channels, Iridium Satellite	2010 2009	340,000 340,000	— —		— —	— 758,350	306,000 193,800	13,635 13,667	(5) (5)	659,635 1,305,817

John M. Roddy,	2011	329,600	—		—	336,600	168,096	13,667	(5)	847,963
Executive Vice President for	2010	320,000	—		—	—	230,400	13,667	(5)	564,067
Global Operations and Product Development, Iridium Satellite	2009	320,000	—		—	758,350	145,920	13,684	(5)	1,237,954

S. Scott Smith,	2011	309,350	50,000	(8)	—	336,600	157,768	13,741	(5)	867,459
Executive Vice President for Satellite Development and Operations, Iridium Satellite (9)	2010	254,318	50,000	(8)	—	819,450	208,800	4,524	(10)	1,337,092

(1)

The amounts in this column for 2009 reflect the following amounts of salary paid by Iridium Holdings to the respective executive for the period prior to the Acquisition: $506,250 to Mr. Desch, $255,000 to Mr. Ewert and $240,000 to Mr. Roddy; plus the following amounts of salary paid by us to the respective executive for the period following the Acquisition: $168,750 to Mr. Desch, $85,000 to Mr. Ewert and $80,000 to Mr. Roddy.

(2)

The amounts in this column reflect the aggregate dollar amount of the accounting expense that will be recognized in the applicable year and subsequent years for financial statement reporting purposes with respect to stock options granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements for the year ended December 31, 2011.

(3)	The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year.
(4)	Includes $12,250 in 401(k) matching contributions and $10,174 in car allowance.
(5)	Includes $12,250 in 401(k) matching contributions.
(6)	Includes $12,250 in 401(k) matching contributions and $13,111 in car allowance.
(7)	Mr. Fitzpatrick was not employed by us in 2009.
(8)	Represents a retention bonus in 2011 and a signing bonus received in 2010.
(9)	Mr. Smith was not employed by us in 2009.
(10)	Includes $3,531 in 401(k) matching contributions.

Grants of Plan-Based Awards for 2011

The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Matthew J. Desch	2/21/11	—	$639,194	$1,278,388	300,000	$8.31	$1,122,000
Thomas J. Fitzpatrick	2/21/11	—	309,000	618,000	100,000	8.31	374,000
Gregory C. Ewert	2/21/11	—	258,825	517,650	90,000	8.31	336,600
John M. Roddy	2/21/11	—	197,760	395,520	90,000	8.31	336,600
S. Scott Smith	2/21/11	—	185,610	371,220	90,000	8.31	336,600

(1)	These amounts represent the target and maximum payments for each named executive officer under our 2011 executive cash performance bonus plan. There were no threshold amounts under this program.
(2)

The amounts in this column reflect the aggregate dollar amount of the accounting expense that will be recognized in 2011 and subsequent years for financial statement reporting purposes with respect to stock options granted in 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Notes 2 and 11 to our consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on March 6, 2012.

Outstanding Equity Awards at 2011 Year-End

The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2011.

	Option Awards
Name	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price ($/Share)	Option Expiration Date
	Exercisable(1)	Unexercisable(1)
Matthew J. Desch	200,000	200,000	$8.73	11-19-2019
	—	300,000	8.31	02-21-2021
Thomas J. Fitzpatrick	112,500	187,500	8.39	04-19-2020
	—	100,000	8.31	02-21-2021
Gregory C. Ewert	67,500	67,500	8.73	11-19-2019
	—	90,000	8.31	02-21-2021
John M. Roddy	67,500	67,500	8.73	11-19-2019
	—	90,000	8.31	02-21-2021
S. Scott Smith	50,625	84,375	8.39	04-19-2020
	—	90,000	8.31	02-21-2021

(1)

Except as otherwise noted, all options shown vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments; the expiration date is 10 years after the grant date.

Option Exercises in 2011

No named executive officer exercised any options in 2011.

Employment Agreements

Matthew J. Desch. We entered into an employment agreement with Mr. Desch in September 2010 to replace his expiring employment agreement, pursuant to which he serves as our chief executive officer and a member of our Board. The employment agreement was most recently amended and restated in March 2011. The employment agreement has an initial term ending September 18, 2013 and will automatically renew for successive one-year periods unless we or Mr. Desch give written notice of intent not to renew the agreement not less than six months before the renewal date. The employment agreement sets forth Mr. Desch’s annual base salary and target bonus opportunity as of the date of the agreement. Subject to Mr. Desch’s continued employment, his annual base salary will be increased by $17,719 effective November 1, 2012. Our Compensation Committee will determine the actual amount of Mr. Desch’s annual incentive cash bonus, based upon performance goals the committee sets each year.

Mr. Desch is eligible to participate in employee benefit plans made available to other senior executives. We are required to provide him with use of an automobile or a cash car allowance at our expense through November 1, 2012. In addition, we are required to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch.

In his employment agreement, Mr. Desch has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Desch’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Thomas J. Fitzpatrick. In connection with his hiring, we entered into an employment agreement with Mr. Fitzpatrick in March 2010, with such employment agreement effective April 5, 2010, pursuant to which he serves as our chief financial officer. The agreement was amended in December 2010. The employment agreement has an initial term of three years, ending April 5, 2013 and will automatically renew for successive one-year periods unless we or Mr. Fitzpatrick give written notice of intent not to renew the agreement not less than six months before the renewal date. The employment agreement sets forth Mr. Fitzpatrick’s annual base salary and target bonus opportunity as of the date of the agreement. Our Compensation Committee will determine the actual amount of Mr. Fitzpatrick’s annual incentive cash bonus, based on performance goals the committee sets each year. In addition, the employment agreement provides that we will pay a signing bonus equal to $50,000 on the effective date of the agreement, and retention bonuses equal to $50,000 each on the first and second anniversaries of the effective date of the agreement. Under the employment agreement, each of the retention bonuses are paid only if Mr. Fitzpatrick remains continuously employed with us through each applicable payment date.

Mr. Fitzpatrick is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Fitzpatrick has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Fitzpatrick’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Gregory C. Ewert. Iridium Satellite entered into an employment agreement with Mr. Ewert in December 2010, which supersedes and replaces the employment letter agreement that he previously entered into with Iridium Satellite on September 30, 2004. Pursuant to the employment agreement, Mr. Ewert will continue to serve as our executive vice president, global distribution channels. The employment agreement sets forth Mr. Ewert’s annual base salary and target bonus opportunity as of the date of the agreement. Our Compensation Committee will determine the actual amount of Mr. Ewert’s annual incentive cash bonus, based on performance goals the committee sets each year.

Mr. Ewert is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Ewert has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Ewert’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

John M. Roddy. Iridium Satellite entered into an employment agreement with Mr. Roddy in December 2010, which supersedes and replaces the employment letter agreement that he previously entered into with Iridium Satellite on August 1, 2007, as amended on December 31, 2008. Pursuant to the employment agreement, Mr. Roddy will continue to serve as our executive vice president, global operations and product development. The employment agreement sets forth Mr. Roddy’s annual base salary and target bonus opportunity as of the date of the agreement. Our Compensation Committee will determine the actual amount of Mr. Roddy’s annual incentive cash bonus, based on performance goals the committee sets each year.

Mr. Roddy is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Roddy has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Roddy’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

S. Scott Smith. In connection with his hiring, we entered into an employment agreement with Mr. Smith in March 2010. Mr. Smith currently serves as our executive vice president, satellite development and operations. The agreement was amended in December 2010. The employment agreement has an initial term of three years, ending April 19, 2013, and will automatically renew for successive one-year periods unless we or Mr. Smith give written notice of intent not to renew the agreement not less than 90 days prior to the renewal date. The employment agreement sets forth Mr. Smith’s annual base salary and target bonus opportunity as of the date of the agreement. Our Compensation Committee will determine the actual amount of Mr. Smith’s annual cash incentive bonus, based on performance goals the committee sets each year. In addition, the employment agreement provides that we will pay a signing bonus equal to $50,000 on the effective date of the agreement, and retention bonuses equal to $50,000 each on the first and second anniversaries of the effective date of the agreement. Under the employment agreement, each of the retention bonuses are paid only if Mr. Smith remains continuously employed with us through each applicable payment date. Mr. Smith is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Smith has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Smith’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

The section below describes the payments that may be made to the named executive officers pursuant to specified termination events or in connection with a change in control, pursuant to the terms of the employment agreements between us and them.

Matthew J. Desch. Mr. Desch’s employment agreement, described above, provides that we may terminate his employment for any reason upon written notice.

Termination by reason of death or disability. If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us on the applicable payment date but pro-rated for the number of days he was employed during the fiscal year in which his termination occurs.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Desch’s employment without cause, or Mr. Desch terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) the sum of 18 months of his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 18 months, and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our normal payroll schedule over a period of 12 months. He also will receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self employment. If Mr. Desch’s termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 Plan), then the cash severance amounts described above will be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding equity awards will become vested and exercisable, as applicable.

These severance payments and benefits are subject to Mr. Desch executing, delivering and not revoking a release of claims in favor of our company.

Thomas J. Fitzpatrick. Mr. Fitzpatrick’s employment agreement, described above, provides that we may terminate his employment for any reason upon written notice.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Fitzpatrick’s employment without cause, or Mr. Fitzpatrick terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) one times his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 12 months, and (ii) one times his then-current target bonus, paid in equal installments on our normal payroll schedule over a period of 12 months. If such termination occurs prior to April 5, 2011 and following our public announcement that the Board has authorized a sale of substantially all of our business or assets (including by way of a merger) for a per share price that is less than $15.00, the amount to be paid to

Mr. Fitzpatrick over the 12-month severance period will instead be equal to the sum of (i) two times his then-current base salary and (ii) one times his then-current target bonus, paid in equal installments on our normal payroll schedule over a period of 12 months. In either case, he will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self employment. If Mr. Fitzpatrick’s termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 Plan), then the cash severance amounts described above will be paid to him in a single lump sum, and in addition to such cash severance payment, 100% of his then-outstanding equity awards will become vested and exercisable, as applicable.

These severance payments and benefits are subject to Mr. Fitzpatrick executing, delivering and not revoking a release of claims in favor of our company.

Gregory C. Ewert. Mr. Ewert’s employment agreement, described above, provides that we may terminate his employment for any reason upon written notice.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Ewert’s employment without cause, or Mr. Ewert terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) 12 months of his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 12 months, (ii) a pro-rated portion of his target performance bonus, based on actual performance as determined by the Compensation Committee (except that if the termination is within 12 months after a change in control (as defined in our 2009 Plan), the bonus will not be pro-rated), paid in equal installments over the remainder of the 12-month severance period after the date the Compensation Committee determines actual performance and bonus amounts, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self employment, and (iv) 100% of his then-outstanding equity awards will become vested and exercisable, as applicable if this termination occurs within the 12-month period commencing on a change in control.

These severance payments and benefits are subject to Mr. Ewert executing, delivering and not revoking a release of claims in favor of our company.

John M. Roddy. Mr. Roddy’s employment agreement, described above, provides that we may terminate his employment for any reason upon written notice.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Roddy’s employment without cause, or Mr. Roddy terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) 12 months of his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 12 months, (ii) a pro-rated portion of his target performance bonus, based on actual performance as determined by the Compensation Committee (except that if the termination is within 12 months after a change in control (as defined in our 2009 Plan), the bonus will not be pro-rated), paid in equal installments over the remainder of the 12-month severance period after the date the Compensation Committee determines actual performance and bonus amounts, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self employment, (iv) 100% of his then-outstanding equity awards will become vested and exercisable, as applicable if this termination occurs within the 12-month period commencing on a change in control, and (v) if Mr. Roddy chooses to move back to Ontario, Canada from the Phoenix metro area within 12 months of his separation, we will pay, within 13 months from separation and upon receiving receipts and reasonably required documentation from the him, the following: (a) reimbursement for reasonable costs incurred in moving the employee’s household goods from the Phoenix metro area to Ontario, (b) reimbursement for the cost of one-way airfare for employee and his wife back to Ontario, and (c) a cash lump sum equal to the employee’s U.S. and Canadian tax liability associated with (a) and (b) above.

These severance payments and benefits are subject to Mr. Roddy executing, delivering and not revoking a release of claims in favor of our company.

S. Scott Smith. Mr. Smith’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Smith’s employment without cause, or Mr. Smith terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) one times his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 12 months, (ii) one times his then-current target bonus, paid in equal installments on our normal payroll schedule over a period of 12 months, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self employment and (iv) 100% of his then-outstanding equity awards will become vested and exercisable, as applicable if this termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 Plan).

These severance payments and benefits are subject to Mr. Smith executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2011.

Executive	Death ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)
Matthew J. Desch	$543,314	(1)	$1,619,069	(2)	$1,619,069	(3)
Thomas J. Fitzpatrick	—		735,709	(4)	735,709	(5)
Gregory C. Ewert	—		579,812	(6)	579,812	(7)
John M. Roddy	—		548,857	(8)	548,857	(9)
S. Scott Smith	—		520,320	(10)	520,320	(11)

(1)	Represents a pro rata bonus.
(2)

Consists of (a) $1,065,323, which represents 18 months of base salary paid in equal installments on our normal payroll schedule over a period of 18 months; (b) $543,314, which represents a pro rata bonus, paid in equal installments on our normal payroll schedule over a period of 12 months; and (c) $10,432, which represents 12 months of continued health benefits for Mr. Desch and his eligible dependents.

(3)

Consists of (a) $1,065,323, which represents 18 months of base salary paid in a single lump sum; (b) $543,314, which represents a pro rata bonus, paid in a single lump sum; (c) $10,432, which represents 12 months of continued health benefits for Mr. Desch and his eligible dependents; and (d) $0 in vesting acceleration as the exercise price of Mr. Desch’s outstanding stock options exceeded the closing price of our common stock on December 31, 2011.

(4)

Consists of (a) $412,000, which represents one times base salary paid in equal installments on our normal payroll schedule over a period of 12 months; (b) $309,000, which represents annual bonus at target level paid in equal installments on our normal payroll schedule over a period of 12 months; and (c) $14,709, which represents 12 months of continued health benefits for Mr. Fitzpatrick and his eligible dependents.

(5)

Consists of (a) $412,000, which represents one times base salary paid in a single lump sum; (b) $309,000, which represents annual bonus at target level paid in a single lump sum; (c) $14,709, which represents 12 months of continued health benefits for Mr. Fitzpatrick and his eligible dependents; and (d) $0 in vesting acceleration as the exercise price of Mr. Fitzpatrick’s outstanding stock options exceeded the closing price of our common stock on December 31, 2011.

(6)

Consists of (a) $345,100, which represents 12 months of base salary paid in equal installments on our normal payroll schedule; (b) $220,001, which represents a pro rata bonus based on actual achievement, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period from after the date we determine actual performance and the bonus amounts; and (c) $14,711, which represents 12 months of continued health benefits for Mr. Ewert and his eligible dependents.

(7)

Consists of (a) $345,100, which represents 12 months of base salary paid in equal installments on our normal payroll schedule; (b) $220,001, which represents a bonus based on actual achievement, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period from after the date we determine actual performance and the bonus amount; (c) $14,711, which represents 12 months of continued health benefits for Mr. Ewert and his eligible dependents; and (d) $0 in vesting acceleration as the exercise price of Mr. Ewert’s outstanding stock options exceeded the closing price of our common stock on December 31, 2011.

(8)

Consists of (a) $329,600, which represents 12 months of base salary paid in equal installments on our normal payroll schedule; (b) $168,096, which represents a pro rata bonus based on actual achievement, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period from after the date we determine actual performance and the amount of bonus that would have been earned based on such performance; (c) $10,436, which represents 12 months of continued health benefits for Mr. Roddy and his eligible dependents; and (d) $40,725, which represents payment or reimbursement of the specified relocation expenses if Mr. Roddy chooses to move back to Ontario, Canada from the Phoenix metro area within 12 months of his separation, to be paid or reimbursed within 13 months of his separation.

(9)

Consists of (a) $329,600, which represents 12 months of base salary paid in equal installments on our normal payroll schedule; (b) $168,096, which represents a bonus based on actual achievement, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period from after the date we determine actual performance and the bonus amount; (c) $10,436, which represents 12 months of continued health benefits for Mr. Roddy and his eligible dependents; (d) $40,725, which represents an estimate of the payment or reimbursement of specified relocation expenses if Mr. Roddy chooses to move back to Ontario, Canada from the Phoenix metro area within 12 months of his separation, to be paid or reimbursed within 13 months of his separation; and (e) $0 in vesting acceleration as the exercise price of Mr. Roddy’s outstanding stock options exceeded the closing price of our common stock on December 31, 2011.

(10)

Consists of (a) $320,000, which represents one times base salary paid in equal installments on our normal payroll schedule over a period of 12 months; (b) $185,610, which represents annual bonus at target level paid in equal installments on our normal payroll schedule over a period of 12 months; and (c) $14,710, which represents 12 months of continued health benefits for Mr. Smith and his eligible dependents.

(11)

Consists of (a) $320,000, which represents one times base salary paid in equal installments on our normal payroll schedule over a period of 12 months; (b) $185,610, which represents annual bonus at target level paid in equal installments on our normal payroll schedule over a period of 12 months; (c) $14,710, which represents 12 months of continued health benefits for Mr. Smith and his eligible dependents; and (d) $0 in vesting acceleration as the exercise price of Mr. Smith’s outstanding stock options exceeded the closing price of our common stock on December 31, 2011.

Director Compensation

The table below provides summary information concerning compensation paid or accrued by us during 2011 to or on behalf of our directors for services rendered during 2011. Mr. Desch, who is a named executive officer in addition to being a director, did not receive any separate compensation for service in his capacity as a director, and accordingly he is not included in this table.

In late 2009, the Compensation Committee engaged F.W. Cook to conduct a review of non-employee director compensation programs among our peer companies and make recommendations for our director compensation program. F.W. Cook’s report provided competitive analyses of director compensation programs using our peer group, a discussion of emerging trends in director compensation and recommendations for our program.

Based on this report, we adopted a new compensation policy for non-employee directors effective January 1, 2010. Under this policy, each non-employee director is eligible to receive an annual retainer of $140,000 for serving on the Board. In addition, an annual retainer of $50,000 is awarded for serving as the Chairman of the Board, an annual retainer of $20,000 is awarded for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 is awarded for serving as the Chairman of the Compensation Committee and an annual retainer of $7,500 is awarded for serving as the Chairman of the Nominating and Corporate Governance Committee.

At the annual election of each non-employee director, the $140,000 retainer for serving on the Board may be paid entirely in stock options, restricted stock or RSUs or some combination of these instruments and up to $50,000 in cash. In addition, at the election of the non-employee director, the retainers for serving as Chairman of the Board or chairman of a committee may be paid in either RSUs, cash or a combination of both. Any cash component of the compensation is paid, and any equity component vests, on a quarterly basis. Until six months after the termination of the director’s service or upon a specified change in control of our company, if it occurs earlier, the directors may not sell any of these shares of restricted stock or stock acquired upon the exercise of these options and may not settle any of these RSUs.

The following table sets forth summary information concerning compensation paid or accrued by us during 2011 to or on behalf of our directors for services rendered during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
J. Darrel Barros	$50,000	$90,000	$—	$140,000
Scott L. Bok	—	7,500	140,000	147,500
Thomas C. Canfield	—	140,000	—	140,000
Peter M. Dawkins	49,000	91,000	—	140,000
Terry L. Jones	50,000	90,000	—	140,000
Alvin B. Krongard	—	—	140,000	140,000
Robert H. Niehaus	75,000	115,000	—	190,000
Eric T. Olson (3)	12,500	22,500	—	35,000
Steven B. Pfeiffer	65,000	90,000	—	155,000
Parker W. Rush	59,000	101,000	—	160,000

(1)

These amounts represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock unit awards issued pursuant to the Non-Employee Director Compensation Plan. With the exception of Admiral Olson, the grant date fair value of these awards was calculated using the closing price of our common stock of $8.32 on the grant date of January 5, 2011 multiplied by the applicable number of shares granted to each non-employee director. With regard to Admiral Olson, who was elected to the Board on December 6, 2011, the grant date fair value of these awards was calculated using the closing price of our common stock of $7.55 on the grant date of December 9, 2011 multiplied by the applicable number of shares granted to Admiral Olson. These amounts do not correspond to the actual value that may be realized by the director upon vesting of such awards. Such awards vested in four equal quarterly installments on the last day of each calendar quarter during 2011.

(2)

These amounts represent the aggregate grant date fair values of option awards issued pursuant to the Non-Employee Director Compensation Plan, computed using the Black-Scholes options pricing model in accordance with FASB ASC Topic 718. The aggregate number of option awards outstanding at December 31, 2011 to each non-employee director was as follows: 0 shares to Messrs. Barros, Canfield, Dawkins, Jones, Olson, Rush and Niehaus, 24,518 shares to Mr. Bok, 54,054 shares to Mr. Krongard and 8,861 shares to Mr. Pfeiffer.

(3)	Admiral Olson was elected to the Board on December 6, 2011.

The following table sets forth information relating to options granted to our non-employee directors during 2011.

Name	Option Grant Date(1)	Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(2)
J. Darrel Barros		—	—	—
Scott L. Bok		24,518	$8.32	$140,000
Thomas C. Canfield		—	—	—
Peter M. Dawkins		—	—	—
Terry L. Jones		—	—	—
Alvin B. Krongard		24,518	$8.32	$140,000
Robert H. Niehaus		—	—	—
Eric T. Olson		—	—	—
Steven B. Pfeiffer		—	—	—
Parker W. Rush		—	—	—

(1)	All options were granted on January 5, 2011.
(2)

The amounts in this column reflect the aggregate dollar amount of the accounting expense that will be recognized in 2011 and subsequent years for financial statement reporting purposes with respect to stock options granted in 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements for the year ended December 31, 2011.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2009, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

RELATED-PERSON TRANSACTIONS

During 2011, we completed a tender offer whereby we offered to all holders of the Warrants, to receive 0.22 shares of our common stock in exchange for every Warrant tendered by the holders thereof (approximately one share of our common stock for every 4.55 Warrants tendered). Two of our directors, Robert H. Niehaus and Scott L. Bok, participated in the tender offer, although they abstained from Board actions related to such transactions. One of our principal stockholders, Greenhill & Co., Inc., which is affiliated with Mr. Bok, also participated in the tender offer. Messrs. Niehaus and Bok each tendered 200,000 Warrants and received 44,000 shares of our common stock, with a value of $374,880 based on the closing price of our common stock on the date the transaction was effected. Greenhill & Co. tendered 4,000,000 Warrants and received 880,000 shares of our common stock, with a value of $7,497,600 based on the closing price of our common stock on the date the transaction was effected.

The Audit Committee approved this related-person transaction in advance of the initiation of the tender offer.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

By Order of the Board of Directors

Thomas D. Hickey

Secretary

April 10, 2012

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

APPENDIX A

IRIDIUM COMMUNICATIONS INC.

2012 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 8, 2012

APPROVED BY THE STOCKHOLDERS: MAY 22, 2012

1.	GENERAL.

(a)      Successor to and Continuation of Prior Plan.   The Plan is intended as the successor to and continuation of the 2009 Iridium Communications Inc. Stock Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any unallocated shares remaining available to be allocated to the grant of new options or stock purchase rights under the Prior Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for issuance pursuant to Stock Awards granted hereunder. In addition, from and after 12:01 a.m. Eastern Standard Time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that would otherwise have returned to the Prior Plan (such as upon the expiration or termination of an award prior to exercise or vesting) (such shares, the “Returning Shares”) will immediately be added to the Share Reserve of the Plan (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Eastern Standard Time on the Effective Date of this Plan will be subject to the terms of this Plan.

(b)      Eligible Award Recipients.   Employees, Directors and Consultants are eligible to receive Awards.

(c)      Available Awards.   The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)      Purpose.   The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)      Administration by Board.   The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)      Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)      To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan in compliance therewith, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair that Participant’s rights under an outstanding Award without his or her consent.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award may materially impair that Participant’s rights under his or her outstanding Award without his or her written consent. Notwithstanding the foregoing, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant’s consent if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (C) to comply with other applicable laws.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)      Delegation to Committee.

(i)      General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)      Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)      Delegation to an Officer.   The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. Unless otherwise permitted by applicable law, the Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e)      Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)      Cancellation and Re-Grant of Stock Awards.   Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan; or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)      Share Reserve.

(i)      Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 13,416,019 shares (the “Share Reserve”), which number is the sum of (A) 5,423,206 shares, plus (B) the number of shares subject to the Prior Plan’s Available Reserve, in an amount not to exceed 1,576,794 shares, plus (C) the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 6,416,019 shares.

(ii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, the Share Reserve does not limit the number of grants of Stock Awards under this Plan over the life of the Plan; provided, however, at no time can Stock Awards be outstanding for a number of shares of our Common Stock in excess of the then-available Share Reserve. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)      Reversion of Shares to the Share Reserve.   If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)      Incentive Stock Option Limit.   Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 26,832,038 shares of Common Stock.

(d)      Section 162(m) Limitations.   Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)      A maximum of 3,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any one Participant during any one calendar year.

(ii)    A maximum of 3,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)   A maximum of $5,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could be paid out in cash, it will count only against the Performance Stock Award limit.

(e)      Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)      Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the

Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)      Ten Percent Stockholders.   A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)      Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)      Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)      Purchase Price for Options.   The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)      by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)      pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)      by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)      if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)      in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)      Exercise and Payment of a SAR.   To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such SAR.

(e)      Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)      Restrictions on Transfer.   An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)   Beneficiary Designation.   Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)      Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised

(which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)      Termination of Continuous Service.   Except as otherwise provided in the applicable Option Agreement, Stock Appreciation Right Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame (as applicable), the Option or SAR will terminate.

(h)      Extension of Termination Date.   Except as otherwise provided in the applicable Option Agreement, Stock Appreciation Right Agreement, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. In addition, unless otherwise provided in a Participant’s applicable Option Agreement or Stock Appreciation Right Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement.

(i)      Disability of Participant.   Except as otherwise provided in the applicable Option Agreement, Stock Appreciation Right Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Agreement or Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant.   Except as otherwise provided in the applicable Option Agreement, Stock Appreciation Right Agreement, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the applicable Option Agreement or Stock Appreciation Right Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)    Termination for Cause.   Except as otherwise provided in the applicable Option Agreement, Stock Appreciation Right Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)    Non-Exempt Employees.   If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s applicable Option Agreement or Stock Appreciation Right Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)      Restricted Stock Awards.   Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (1) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (2) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)      Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)   Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)   Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends.   A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)      Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)      Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)   Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)   Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)   Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)      Performance Awards.

(i)      Performance Stock Awards.   A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if permitted, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee, as applicable, may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards.   A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii) above) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if permitted, the Board), in its sole discretion. The Board or the Committee, as applicable, may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof, to be paid in whole or in part in cash or other property.

(iii)   Board Discretion.   The Board or the Committee, as applicable, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)   Section 162(m) Compliance.   Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)      Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)      Availability of Shares.   The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)      Securities Law Compliance.   The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)      No Obligation to Notify or Minimize Taxes.   The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)      Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)      Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)      Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)      No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)      Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)      Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)      Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)      Withholding Obligations.   Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)      Electronic Delivery.   Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)      Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)      Compliance with Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)      Clawback/Recovery.   All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)      Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)      Dissolution or Liquidation.   Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)      Corporate Transaction.   The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction:

(i)      arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)   accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which a Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)   arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award. Unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board, in the event of a Corporate Transaction, then, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

(d)      Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)      The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) March 8, 2012, which was the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)      No Impairment of Rights.   Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date. No Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.      DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)      “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)      “Award” means a Stock Award or a Performance Cash Award.

(c)      “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)      “Board” means the Board of Directors of the Company.

(e)      “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)      “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or intentional or reckless disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)      “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)      any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)   individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control shall be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)      “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)      “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)      “Common Stock” means the common stock of the Company.

(k)      “Company” means Iridium Communications Inc., a Delaware corporation.

(l)      “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)      “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(n)      “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)      a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)     a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(o)      “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)      “Director” means a member of the Board.

(q)      “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)      “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2012 provided this Plan is approved by the Company’s stockholders at such meeting.

(s)      “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)      “Entity” means a corporation, partnership, limited liability company or other entity.

(u)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)      “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)      Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)      “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)      “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)      “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)    “OEBITDA margin” means OEBITDA expressed as a percentage of “adjusted revenue,” where adjusted revenue means the Company’s reported GAAP revenue excluding the impact of purchase accounting and Iridium NEXT revenue.

(bb)    “OEBITDA” means earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, the impact of purchase accounting, and changes in the fair value of warrants.

(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before and after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) average debt interest rate; (xxix) implementation or completion of projects or processes; (xxx) user satisfaction; (xxxi) user retention; (xxxii) customer satisfaction; (xxxiii) customer retention; (xxxiv) churn; (xxxv) average monthly revenue per unit for any one or more products or product lines; (xxxvi) stockholders’ equity; (xxxvii) capital expenditures; (xxxviii) debt levels; (xxxix) compliance with debt covenants; (xl) operating profit or net operating profit; (xli) workforce diversity; (xlii) growth of net income or operating income; (xliii) billings; (xliv) bookings; (xlv) the number of users, including but not limited to unique users; (xlvi) employee retention and/or satisfaction; (xlvii) OEBITDA or OEBITDA margin; (xlviii) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (xlix) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, data devices, netted products, short-burst data, machine-to-machine, Iridium Pilot™ or other products using the Iridium OpenPort® service, waveform and chipsets; (l) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium NEXT satellites; (li) achievement of financing goals; (lii) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, data devices, netted products, short-burst data, machine-to-machine,

Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (liii) number of units sold or activated (of any type of subscriber); (liv) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (lv) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (lvi) performance of the then-current satellite constellation; and (lvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a Performance Goal, the Committee may provide that performance shall be appropriately adjusted as follows: (i) to include or exclude restructuring and/or other non-recurring charges; (ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to include or exclude the effects of any statutory adjustments to corporate tax rates; (v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to include or exclude the effects of purchase accounting adjustments; (vii) to include or exclude Iridium NEXT revenue; (viii) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (ix) to include or exclude the effect of stock based compensation and/or deferred compensation; (x) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (xi) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (xii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (xiii) to include or exclude the effects of divestitures, acquisitions or joint ventures; (xiv) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (xv) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xvi) to include or exclude the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xvii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xviii) to reflect any partial or complete corporate liquidation; (xix) to reflect shippable backlog; and (xx) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

(oo)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq)    “Plan” means this Iridium Communications Inc. 2012 Equity Incentive Plan.

(rr)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(xx)    “Securities Act” means the Securities Act of 1933, as amended.

(yy)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa)   “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb)   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2012

The undersigned hereby appoints Thomas J. Fitzpatrick and Thomas D. Hickey, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Iridium Communications Inc.,

to be held on Tuesday, May 22, 2012 at 8:30 a.m. local time at the offices of Iridium

Communications Inc. at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102, and

at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting,

you must obtain a proxy issued in your name from that record holder.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. Whensigning as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. Election of Directors: To elect the Board of Directors’ ten nominees for director, each for a one-year term.

O Robert H. Niehaus

O J. Darrel Barros

O Scott L. Bok

O Thomas C. Canfield

O Brigadier Gen. Peter M. Dawkins (Ret.)

O Matthew J. Desch

O Alvin B. Krongard

O Eric T. Olson

O Steven B. Pfeiffer

O Parker W. Rush

2. To approve, on an advisory basis, the compensation of our named executive officers.

3. To approve the Iridium Communications Inc. 2012 Equity Incentive Plan.

4. To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for ou fiscal year ending December 31, 2012.

5. To conduct any other business properly brought before the meeting. The record date for the annual meeting is April 2, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

NOMINEES:

ANNUAL MEETING OF STOCKHOLDERS OF

IRIDIUM COMMUNICATIONS INC.

May 22, 2012

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON - You may vote your shares in person by attending

the Annual Meeting.

PROXY VOTING INSTRUCTIONS

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

21033300000000000000 1 052212

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on

May 22, 2012 at 8:30 a.m. local time at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15777

FOR AGAINST ABSTAIN

ANNUAL MEETING OF STOCKHOLDERS OF

IRIDIUM COMMUNICATIONS INC.

May 22, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to Be Held on May 22, 2012 at 8:30 a.m. local time at

1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15777

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. Election of Directors:

To elect the Board of Directors’ ten nominees for director, each for a one-year term.

O Robert H. Niehaus

O J. Darrel Barros

O Scott L. Bok

O Thomas C. Canfield

O Brigadier Gen. Peter M. Dawkins (Ret.)

O Matthew J. Desch

O Alvin B. Krongard

O Eric T. Olson

O Steven B. Pfeiffer

O Parker W. Rush

2. To approve, on an advisory basis, the compensation of our named executive officers.

3. To approve the Iridium Communications Inc. 2012 Equity

Incentive Plan.

4. To ratify the selection by the Board of Directors of Ernst & Young

LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

5. To conduct any other business properly brought before the meeting.

The record date for the annual meeting is April 2, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- Please detach along perforated line and mail in the envelope provided. ----------------

21033300000000000000 1 052212